As filed with the Securities and Exchange Commission on November 21, 2025

Registration Statement No. 333-___

FORM S-8
SECURITIES AND EXCHANGE COMMISSION
_______________

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
____________________________

Allegiant Travel Company
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	20-4745737 (I.R.S. Employer Identification No.)

1201 N. Town Center Drive
Las Vegas, Nevada 89144

(Address of principal executive offices, including zip code)
_______________

ALLEGIANT TRAVEL COMPANY
2022 Long Term Incentive Plan
(Full title of the plan)
Robert Neal
President and Chief Financial Officer
1201 N. Town Center Drive
Las Vegas, Nevada 89144
(702) 851-7300
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Robert B. Goldberg, Esq. Senior Vice President, Senior Counsel Allegiant Travel Company 1201 N. Town Center Drive Las Vegas, Nevada 89144 (702) 851-7300
_______________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

    Large accelerated filer [x]                            Accelerated filer □

    Non-accelerated filer □         Smaller reporting company □         Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. □

EXPLANATORY NOTE

At the June 26, 2025 Annual Meeting of the Stockholders of Allegiant Travel Company (the "Company"), the stockholders of the Company approved an amendment to the Company’s 2022 Long-term Incentive Plan (the “Plan”) under which the total number of shares available for issuance under the Plan was increased by 1,000,000 shares. Accordingly, this Registration Statement is being filed by the Company for the purpose of registering 1,000,000 additional shares of the Company's common stock, par value $0.001 per share (the "Common Stock") that may be offered from time to time under the Plan.

In accordance with General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed by the Company on August 4, 2022 (File No. 333-266515) relating to the registration of 2,000,000 shares of Common Stock are incorporated herein by reference as modified and supplemented by Items 3 and 8 of Part II below.

Pursuant to the Note to Part I of Form S-8, the plan information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission (the "SEC") and has been omitted from this Registration Statement. The documents containing the information specified in Part I of Form S-8 have been or will be provided to participants in the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the “Commission” or “SEC”) by the registrant Allegiant Travel Company (the “Company”), are incorporated herein by reference and made part of this Registration Statement:

a.Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025;

b.Quarterly Report on Form 10-Q for the three months ended March 31, 2025, filed with the SEC on May 7, 2025; Quarterly Report on Form 10-Q for the three months ended June 30, 2025, filed with the SEC on August 6, 2025; and Quarterly Report on Form 10-Q for the three months ended September 30, 2025 filed with the SEC on November 6, 2025;

c.all other reports (excluding any information furnished under Items 2.02 and 7.01 therein) filed by the Company pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in clause (a); and

d.The description of the Company’s Common Stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and as amended by any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post‑effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.    Exhibits.

4.1	Articles of Incorporation of Allegiant Travel Company (incorporated by reference to Exhibit 3.1 to Registration Statement No. 333-134145 filed with the Commission on July 6, 2006).
4.2	By-laws of Allegiant Travel Company as amended on July 23, 2024 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on July 25, 2024).
4.3
Allegiant Travel Company 2022 Long-Term Incentive Plan, effective as of June 22, 2022, originally filed as Appendix A to the Company’s Notice and Proxy Statement on Schedule 14A filed on April 29, 2022.

4.4
Amendment to the Allegiant Travel Company 2022 Long-Term Incentive Plan, effective as of June 26, 2025, originally filed as Appendix A to the Company’s Notice and Proxy Statement on Schedule 14A filed on April 30, 2025.

4.5
Form of Restricted Stock Agreement under 2022 Long-Term Incentive Plan for Board Members (incorporated by reference to Exhibit 10.72 to the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Commission on February 27, 2023).

4.6
Form of Restricted Stock Agreement under 2022 Long-Term Incentive Plan for Employees (incorporated by reference to Exhibit 10.73 to the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Commission on February 27, 2023).

5.1*	Opinion of Robert Goldberg, Senior Vice President, Senior Counsel and Secretary of the Company.
23.1	Consent of Robert Goldberg (Included in Exhibit 5.1).
23.2*	Consent of KPMG, LLP.
24.1	Powers of Attorney (on signature page).
107*	Filing Fee Table.

*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 21st day of November, 2025.

ALLEGIANT TRAVEL COMPANY

By: /s/ Robert Neal
Robert Neal
President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature to this Registration Statement appears below hereby constitutes and appoints each of Robert Neal and Robert Goldberg as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 21st day of November, 2025.

Signature	Title

/s/ Gregory C. Anderson	Chief Executive Officer and Director
Gregory C. Anderson	(Principal Executive Officer)

/s/ Robert Neal	President and Chief Financial Officer
Robert Neal	(Principal Financial Officer)

/s/ Rebecca Aretos	Principal Accounting Officer
Rebecca Aretos

/s/ Maurice J. Gallagher Jr.	Chairman of the Board
Maurice J. Gallagher, Jr.

/s/ Montie Brewer	Director
Montie Brewer

/s/ Gary Ellmer	Director
Gary Ellmer

/s/ Ponder Harrison	Director
Ponder Harrison

/s/ Linda Marvin	Director
Linda Marvin

/s/ Sandra Morgan	Director
Sandra Morgan

/s/ Charles Pollard	Director
Charles Pollard